                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  March 15, 1999
                                                --------------------------------


                             MASTER GRAPHICS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Tennessee                   0--24411                   62-1694322
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission              (I.R.S. Employer
           of incorporation)         File Number)            Identification No.)

6075 Poplar Avenue, Suite 401, Memphis, Tennessee                       38119
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code  (901)685-2020
                                                   -----------------------------


                                Not Applicable
--------------------------------------------------------------------------------
  (Former name, former address and former fiscal year, if changed since last report)

                                EXPLANATORY NOTE

     The Registrant's Current Report on Form 8-K filed March 29, 1999 with regard to the acquisition of Columbia Graphics Corporation, is hereby amended to include the financial statements and pro forma financial information required pursuant to Item 7 of Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits.

         (a) Financial Statements of Businesses Acquired.

             The financial statements required to be filed pursuant to Item 7(a) are included on pages F-1 through F-11 of this report.

         (b) Pro Forma Financial Information.

             The pro forma financial information required to be filed pursuant to Item 7(b) is included on pages F-12 through F-18 of this report.

                         Columbia Graphics Corporation
                           Financial Statements and
                         Independent Auditor's Report

                               December 31, 1998


                                    CONTENTS

===============================================================================
                                                                        Page

INDEPENDENT AUDITORS' REPORT                                             F-2

FINANCIAL STATEMENTS

 Balance Sheet                                                      F-3 - F-4

 Statement of Income and Retained Earnings                                F-5

 Statement of Cash Flows                                                  F-6

 Notes to Financial Statements                                      F-7 - F-11

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



Board of Directors
Columbia Graphics Corporation


We have audited the accompanying balance sheet of Columbia Graphics Corporation as of December 31, 1998 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Columbia Graphics Corporation as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


MILLER, COOPER & CO., LTD.


/s/ Miller, Cooper & Co., Ltd.
------------------------------
Certified Public Accountants

Northbrook, Illinois
February 26, 1999

                         Columbia Graphics Corporation
                                 BALANCE SHEET
                               December 31, 1998
                               -----------------

================================================================================

                                 ASSETS
                                 ------


CURRENT ASSETS
 Cash and cash equivalents                                        $    52,461
 Accounts receivable, less allowance for doubtful accounts
   of $128,775                                                      5,333,079
 Inventory                                                          1,211,333
 Prepaid expenses and other assets                                     72,677
                                                                  -----------

   Total current assets                                             6,669,550
                                                                  -----------


PROPERTY AND EQUIPMENT, net of accumulated
 depreciation of $7,509,543                                         4,254,062
                                                                  -----------

OTHER ASSETS                                                          221,369
                                                                  -----------

                                                                  $11,144,981
                                                                  ===========


The accompanying notes are an integral part of this statement.

================================================================================


                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------


CURRENT LIABILITIES
 Note payable - bank                                              $ 1,865,000
 Current maturities of long-term debt                                 699,976
 Accounts payable, trade                                            1,369,828
 Accrued expenses
  Salaries and commissions                                            826,239
  Real estate taxes                                                   142,502
  Other accrued liabilities                                            90,030
 Customer deposits                                                    340,310
                                                                  -----------

   Total current liabilities                                        5,333,885
                                                                  -----------

LONG-TERM DEBT, net of current maturities                           4,130,421
                                                                  -----------

STOCKHOLDER'S EQUITY
 Common stock, no par value; authorized 1,000,000 shares;
  issued and outstanding 1,000 shares                                  18,000
 Retained earnings                                                  1,662,675
                                                                  -----------

                                                                    1,680,675
                                                                  -----------

                                                                  $11,144,981
                                                                  ===========

                         Columbia Graphics Corporation
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                          Year ended December 31, 1998
                          ----------------------------


================================================================================


Net sales                                         $28,458,058

Cost of sales                                      21,068,725
                                                  -----------

   Gross profit                                     7,389,333
                                                  -----------

General, administrative and selling expenses        5,681,149
                                                  -----------

   Operating income                                 1,708,184
                                                  -----------

Other income (expense)
 Miscellaneous income                                 168,566
 Interest expense                                    (325,928)
                                                  -----------

                                                     (157,362)
                                                  -----------

     NET INCOME                                     1,550,822

Retained earnings, beginning of year                  744,353

Dividends to stockholder                             (632,500)
                                                  -----------

Retained earnings, end of year                    $ 1,662,675
                                                  ===========




The accompanying notes are an integral part of this statement.

                         Columbia Graphics Corporation
                            STATEMENT OF CASH FLOWS
                          Year ended December 31, 1998
                          ----------------------------

================================================================================

Cash flows from operating activities
 Net income                                            $ 1,550,822
 Adjustments to reconcile net income to net cash
   provided by operating activities
     Bad debts                                              15,000
     Depreciation                                          753,294
     Amortization                                           15,132
     (Increase) decrease in assets
       Accounts receivable                              (1,143,540)
       Inventory                                             3,743
       Prepaid expenses and other assets                       299
     Increase (decrease) in liabilities
       Accounts payable, trade                            (200,589)
       Accrued expenses                                    170,886
       Customer deposits                                    80,431
                                                       -----------

   Net cash provided by operating activities             1,245,478
                                                       -----------

Cash flows from investing activities
 Purchase of property and equipment                       (500,893)
                                                       -----------

   Net cash used in investing activities                  (500,893)
                                                       -----------

Cash flows from financing activities
 Proceeds from note payable - bank                         344,000
 Payment of long-term debt                                (500,000)
 Dividends to stockholder                                 (632,500)
                                                       -----------

   Net cash used in financing activities                  (788,500)
                                                       -----------

     NET DECREASE IN CASH                                  (43,915)

Cash and cash equivalents, beginning of year                96,376
                                                       -----------

Cash and cash equivalents, end of year                 $    52,461
                                                       ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------

 Cash paid during the year for interest                $   325,928
                                                       ===========
 Purchase of equipment, long-term financed             $ 2,230,397
                                                       ===========



The accompanying notes are an integral part of this statement.

                         Columbia Graphics Corporation
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------

================================================================================

NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------   -----------------------------------------------------------------

1. Nature of Business
   ------------------

   The Company, which is located in Chicago, Illinois, performs commercial printing and fulfillment services for customers located in the Chicago Metropolitan area.

2. Cash and Cash Equivalents
   -------------------------

   For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

3. Inventory
   ---------

   Inventory, consisting of raw materials and work in process, is priced at the lower of cost (based on the specific-identification method) or market. Work in process costs include raw material, labor, and overhead.

4. Property and Equipment
   ----------------------

   Property and equipment are stated at cost. Depreciation is provided by the straight-line and declining-balance methods based on estimated service lives. Leasehold costs are depreciated over the shorter of the estimated asset life or the lease term. Depreciation of property and equipment has been classified as part of cost of goods sold in these financial statements.

   Years of life generally used in determining annual depreciation are:

     Machinery and equipment                            5 - 10 years
     Furniture and fixtures                             3 -  7 years
     Building and leasehold improvements               10 - 39 years

5. Use of Estimates
   ----------------

   In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         Columbia Graphics Corporation
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------

================================================================================


NOTE A - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------   -----------------------------------------------------------------
(Continued)

6.  Income Taxes
    ------------

  Effective January 1, 1987, the Company elected S Corporation status under the Internal Revenue Code. Accordingly, the Company is not subject to federal or state income taxes.

7.  Advertising
    -----------

  Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 1998 amounted to approximately $2,700.

NOTE B - INVENTORY
------   ---------

Inventory is summarized as follows:

 Paper stock                                            $  134,109
 Work in process                                         1,077,224
                                                        ----------

                                                        $1,211,333
                                                        ==========

NOTE C - PROPERTY AND EQUIPMENT
------   ----------------------

A summary of the cost of major classes of property and equipment is as follows:

   Machinery and equipment                              $ 9,504,424
   Furniture and fixtures                                 1,260,574
   Leasehold improvements
     2640 Paulina building                                  380,416
     2654 Paulina building                                  214,838
     2600 Paulina building                                  403,353
                                                        -----------

                                                        $11,763,605
                                                        ===========

                         Columbia Graphics Corporation
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------

================================================================================

NOTE D - OTHER ASSETS
------   ------------

Other assets consist of the following at December 31:

   Deposits                                                     $ 20,400
   Bond issuance costs, net of accumulated amortization of
     $128,394                                                     53,329
   Due from stockholder                                          144,973
   Other assets                                                    2,667
                                                                --------

                                                                $221,369
                                                                ========

The bond issuance costs were incurred during 1992 and are being amortized over a ten year period.

NOTE E - NOTE PAYABLE - BANK
------   -------------------

The note payable - bank consists of a line of credit up to $3,000,000 due to a bank, collateralized by equipment and inventory, with interest at the prime rate (7.75% at December 31, 1998). Amounts outstanding totalled $1,865,000 at December 31, 1998. This agreement expires April 30, 1999.

NOTE F - LONG-TERM DEBT
------   --------------

Long-term debt consists of the following:

   Industrial Revenue Bond, collateralized by equipment and
     accounts receivable, matures June 1, 2003, principal
     repayments of $500,000 annually through 2002 and
     $600,000 in 2003, variable interest rate, based on market
     rates for tax exempt bonds, 4.05% at December 31, 1998.        $2,600,000

   Note payable, collateralized by equipment, six principal
     payments of $14,625, followed by seventy-eight payments
     of $32,133, followed by a final payment on August 1, 2005,
     interest at 7.841%.                                             2,230,397
                                                                    ----------
                                                                     4,830,397

       Less current maturities                                         699,976
                                                                    ----------

                                                                     4,130,421
                                                                    ==========

                         Columbia Graphics Corporation
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------

================================================================================


NOTE F - LONG-TERM DEBT (Continued)
------   --------------

The Industrial Revenue Bond outstanding at December 31, 1998 is supported by a letter of credit issued by a bank. This bond contains covenants regarding certain financial statement amounts, ratios and activities of the Company. At December 31, 1998, the Company was in compliance with or obtained waivers for all such covenants. Interest expense for the year ended December 31, 1998, aggregated $325,928. The following is a schedule of maturities of long-term debt:

            Year ending
            December 31,
            ------------

               1999              $  699,976
               2000                 734,699
               2001                 753,779
               2002                 774,410
               2003                 896,718
               Thereafter           970,815
                                 ----------

                                 $4,830,397
                                 ==========


NOTE G - LEASE AGREEMENTS AND RELATED PARTY TRANSACTIONS
------   -----------------------------------------------

The Company is obligated under lease agreements with related parties covering the business property it occupies. The lessor of the business property is controlled by a relative of the Company's stockholder. The Company is also obligated under an equipment lease with the stockholder in addition to other operating equipment leases. The agreements expire at various dates through November 30, 2003. The Company is also required to pay real estate taxes, insurance and maintenance costs on the leased assets; these expenses aggregated $309,316 for the year ended December 31, 1998. Total rent expense under operating leases was $589,834 in 1998.

The minimum basic rental commitment under the above-described leases for periods succeeding December 31, 1998 follows:

             1999             $180,161
             2000              135,730
             2001              118,615
             2002                7,599
             2003                7,450
                              --------

                              $449,555
                              ========

                         Columbia Graphics Corporation
                         NOTES TO FINANCIAL STATEMENTS
                               December 31, 1998
                               -----------------

================================================================================


NOTE H - CONCENTRATION OF CREDIT RISK - CASH
------   -----------------------------------

The Company maintains its cash balances in one financial institution located in Illinois. Accounts at the institution are insured by the Federal Deposit
Insurance Corporation up to $100,000.   Uninsured balances at December 31, 1998
totalled approximately $99,000.

NOTE I - DEFINED CONTRIBUTION PLAN
------   -------------------------

The company sponsors a defined contribution 401(k) plan which covers substantially all of its employees. The Company's contributions to the plan are discretionary. The contribution for 1998 totalled $56,938.

NOTE J - DUE FROM STOCKHOLDER
------   --------------------

This amount represents advances to the stockholder of the Company with interest at 5% and is repayable upon demand. Amounts due aggregated $144,973 as of December 31, 1998. No interest was earned during 1998. The note was paid in full in February, 1999.

NOTE K - SALE
------   ----

On March 15, 1999, all of the Company's outstanding shares were purchased by Premier Graphics, Inc., a wholly owned subsidiary of Master Graphics, Inc.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 1998 gives effect to the acquisition in 1999 of Columbia Graphics Corporation ("Columbia") and the related financing thereof as if such transaction had occurred on December 31, 1998.

     The unaudited pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 1998, gives effect to the acquisition of Columbia as if such transaction had occurred on January 1, 1998.

     The unaudited pro forma condensed consolidated financial statements presented herein do not purport to represent what the Company's financial position or results of operations would have been had such transaction in fact occurred on such dates or to project the Company's results of operations for any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in the Company's Annual Report on Form 10-K, as amended, for the fiscal ended December 31, 1998.

                             MASTER GRAPHICS, INC.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            As of December 31, 1998

                                (in thousands)


                                                                                         Pro Forma          Pro Forma
                                                      COMPANY          COLUMBIA         ADJUSTMENTS       CONSOLIDATED
                                                 ---------------   ---------------   ---------------    ---------------

Current assets:
 Cash and cash equivalents                     $          13,525  $             52  $             --   $         13,577
 Trade accounts receivable, net                           38,529             5,333                --             43,862
 Inventories                                               8,095             1,211                --              9,306
 Deferred income taxes                                     1,057                --                --              1,057
 Prepaid expenses and other
   current assets                                          4,012                74                --              4,086
                                                 ---------------   ---------------   ---------------    ---------------
      Total current assets                                65,218             6,670                --             71,888

Property, plant and equipment, net                        75,251             4,254             1,582             81,087
Goodwill, net                                             64,469                --             8,542             73,011
Deferred loan costs, net                                   1,352                --                --              1,352
Due from shareholder                                          64                --                --                 64
Other                                                      1,522               221                --              1,743
                                                 ---------------   ---------------   ---------------    ---------------

                                               $         207,876  $         11,145  $         10,124   $        229,145
                                                 ===============   ===============   ===============    ===============

Current liabilities:
 Current installments of long-term debt        $             924  $          2,565  $             25   $          3,514
 Accounts payable                                         10,829             1,370                --             12,199
 Accrued expenses                                          5,540             1,399                --              6,939
      Total current liabilities                           17,293             5,334                25             22,652
                                                 ---------------   ---------------   ---------------    ---------------


Long-term debt, net of current installments              144,223             4,130            11,780            160,133
Deferred income tax                                        7,554                --                --              7,554
Other liabilities                                          1,177                --                --              1,177
                                                 ---------------   ---------------   ---------------    ---------------
      Total liabilities                                  170,247             9,464            11,805            191,516

Redeemable preferred stock                                 1,437                --                --              1,437
Stockholders' equity (deficit)                            36,192             1,681            (1,681)            36,192
                                                 ---------------   ---------------   ---------------    ---------------

                                               $         207,876  $         11,145  $         10,124   $        229,145
                                                 ===============   ===============   ===============    ===============

                             MASTER GRAPHICS, INC.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         Year Ended December 31, 1998

                     (in thousands, except per share data)


                                                                                           Pro Forma           Pro Forma
                                                      Company            Columbia         Adjustments         Consolidated
                                                 ---------------    ---------------    ---------------     ---------------
Net revenue                                    $         163,277   $         28,458                 --   $         191,735
Cost of revenues                                         121,340             21,069   $            (36)            142,373
                                                 ---------------    ---------------    ---------------     ---------------
      Gross profit                                        41,937              7,389                 36              49,362

Selling, general, and administrative expenses             26,876              5,681                 --              32,557
Amortization of goodwill                                   1,007                 --                224               1,231
                                                 ---------------    ---------------    ---------------     ---------------
      Operating income (loss)                             14,054              1,708               (188)             15,574
                                                 ---------------    ---------------    ---------------     ---------------

Other income (expense):
 Interest income                                             250                 --                 --                 250
 Interest expense                                         (9,723)              (326)            (1,102)            (11,151)
 Deferred loan cost amortization                            (548)                --                 --                (548)
 Other, net                                                  568                169                 --                 737
                                                 ---------------    ---------------    ---------------     ---------------
      Total other income (expense)                        (9,453)              (157)            (1,102)            (10,712)
                                                 ---------------    ---------------    ---------------     ---------------

      Earnings (loss) before income taxes                  4,601              1,551             (1,290)              4,862

Income tax expense                                           628                 --                112                 740
                                                 ---------------    ---------------    ---------------     ---------------
            Net earnings (loss) before
                  extraordinary items          $           3,973   $          1,551   $         (1,402)  $           4,122
                                                 ===============    ===============    ===============     ===============

             Net earnings per common share:
            Basic                              $             .62                                         $             .64
                                                 ===============                                           ===============

            Diluted                            $             .60                                         $             .62
                                                 ===============                                           ===============

                             MASTER GRAPHICS, INC.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

  The accompanying unaudited pro forma condensed consolidated balance sheet presents the pro forma consolidated financial position of Master Graphics, Inc. and subsidiary (the Company) giving effect to the acquisition of Columbia Graphics Corporation (Columbia) in March 1999 and the financing thereof as if such transaction had occurred on December 31, 1998.

  The accompanying unaudited pro forma condensed consolidated statement of operations presents the pro forma consolidated results of operations of the Company giving effect to the acquisition of Columbia, as if such transaction had occurred on January 1, 1998.

  The pro forma condensed consolidated balance sheet has been derived from the historical balance sheets of the Company and Columbia as of December 31, 1998; the pro forma condensed consolidated statement of operations for the year ended December 31, 1998 has been derived from the historical 1998 statements of operations of the Company and Columbia.

  The acquisition has been accounted for in the pro forma condensed consolidated financial statements using the purchase method of accounting. The total purchase cost has been allocated to the assets and liabilities acquired based upon their estimated fair values on the effective date of the acquisition. Such allocation is based on studies, not all of which have been finalized. Accordingly, the effect of the allocation of the purchase cost on the pro forma balance sheet, and the related effect on pro forma results of operations, is preliminary. The final values assigned may differ from those set forth herein; however, it is not expected that the final allocation of purchase costs will differ materially from those set forth herein.

  The pro forma data presented herein do not purport to represent what the Company's financial position or results of operations would have been had the acquisition of Columbia in fact occurred on such dates or to project the Company's results of operations for any future period.

                             MASTER GRAPHICS, INC.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


2. Acquisition and Related Financing

    The total purchase price of the Columbia acquisition was $18.5 million, including the refinancing of Columbia's debt of $6.7 million. The purchase was financed by a $18.5 million draw on the Company's senior credit facility, with interest rates at an average of 7.75%.

    The purchase price has been allocated as follows:

            Net purchase price                                              $              11,805

            Current assets                                                                  6,670
            Other assets                                                                      221
            Property, plant and equipment                                                   5,836
                                                                              -------------------
                                                                                           12,727
                                                                              -------------------
            Current liabilities, excluding
              debt                                                                          2,769
            Refinanced debt                                                                 6,695
                                                                              -------------------
                                                                                            9,464
                                                                              -------------------
               Net assets                                                                   3,263
                                                                              -------------------

            Allocated to goodwill                                           $               8,542
                                                                              ===================


3. Pro Forma Acquisition Adjustments -- Statement of Operations

(a) To record the net increase in depreciation expense related to (1) adjustments to the basis in the fixed assets acquired as a result of applying purchase accounting, and (2) conforming changes in estimated useful lives and depreciation methods.

(b) To record an adjustment to rent expense for equipment previously leased by the acquired company which was purchased in the acquisition.

(c) To record the amortization of goodwill arising as a result of applying purchase accounting to the acquisition over a 40-year estimated life, net of goodwill amortization previously recorded by the acquired company.

(d) To record additional interest expense arising from the financing of the acquisition, including senior debt at an average rate of 7.75%.

(e) To record income tax expense related to incremental earnings at a rate of 43% on a pro forma basis.

                             MASTER GRAPHICS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


  The following table summarizes the pro forma statement of operations adjustments necessary to reflect the Columbia acquisition and financing thereof as if it had occurred on January 1, 1998:

                                                                               In thousands
                                                                                                          Pro Forma
     Year ended December 31, 1998                       (A)       (B)       (C)       (D)       (E)      Adjustment
     ----------------------------                     --------  --------  --------  --------  --------  -------------
     Cost of sales                                         64      (100)       --        --        --            (36)
     Interest expense                                      --        --        --    (1,102)       --         (1,102)
     Amortization of goodwill                              --        --       224        --        --            224
     Income tax expense                                    --        --        --        --       112            112


4. Pro Forma Earnings Per Share

  Basic earnings per share ("EPS") are computed by dividing net earnings less the preferred stock dividend requirement and discount accretion by the weighted-average number of common shares outstanding (4,000,000 in 1998 prior to the initial offering of the Company's common stock in June 1998 (the Initial Offering)); plus 3,400,000 shares issued by the Company in the Initial Offering in June 1998; plus 266,664 shares issued to a warrant holder in April, 1998 (200,000 shares of which were sold in the Initial Offering), and plus 213,333 shares issued in connection with the Company's acquisition of Golden Rule Printing in September 1998.

  Diluted EPS are computed assuming the conversion or exercise of dilutive potential equity instruments. In the calculation of pro forma Diluted EPS, conversion of the Series A Preferred Stock is not assumed because of its antidilutive effect. Exercise of the option effect of the deferred compensation contracts is not assumed in the pro forma calculation because the effect would have been antidilutive. Exercise of employee stock options is not assumed because the effect, using the treasury stock method, would have been antidilutive.

                             MASTER GRAPHICS, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


  A reconciliation of the numerator and denominator of EPS calculations follows:

                                                                                       (in thousands,
                                                                                        except share
                                                                                        and per share
                                                                                          amounts)
                                                                                  ----------------------
      Net earnings                                                              $                  4,122
      Less preferred stock dividend requirement                                                      (84)
      Less accretion of preferred stock discount                                                     (87)
                                                                                  ----------------------

      Net earnings available for common shareholders                            $                  3,951
                                                                                  ======================

      Basic--Average shares outstanding                                                        6,130,117
                                                                                  ======================

           Basic EPS                                                            $                    .64
                                                                                  ======================
      Diluted:
        Average shares outstanding                                                             6,130,117
        Assumed exercise of lender warrant                                                       237,223
                                                                                  ----------------------

                                                                                               6,367,340
                                                                                  ======================

           Diluted EPS                                                          $                    .62
                                                                                  ======================

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    MASTER GRAPHICS, INC.


Date: May 27, 1999                  By:  /s/ Lance T. Fair
                                       --------------------------
                                         Lance T. Fair
                                         Chief Financial Officer